Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-256169), (No. 333-204507), (No. 333-144698) and (No. 333-125454) on Form S-8 and (No. 333-172552) and (No. 333-243703) on Form S-3 of Genasys Inc. of our report dated November 22, 2021, relating to the consolidated financial statements of Genasys Inc., appearing in this Annual Report on Form 10-K of Genasys Inc. for the year ended September 30, 2021.

/s/ BAKER TILLY US, LLP

San Diego, CA
November 22, 2021